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                                                                   EXHIBIT 21.1

                                TOM BROWN, INC.

                           Subsidiaries of Registrant

                               December 31, 1996

                                    Jurisdiction of            Percent
Name of Subsidiary             Incorporation/Organization   of Ownership
------------------             --------------------------   ------------
Retex Gathering Company, Inc.           Wyoming                 100%

Rocno Corporation                       Texas                   100%

TBI Production Company                  Delaware                100%

TBI Oil Company                         Delaware                100%

TBI Exploration, Inc.                   Colorado                100%

Palisade Oil, Inc.                      Colorado                100%

TBI West Virginia, Inc.                 Delaware                100%

Wildhorse Energy Partners, L.L.C.       Delaware                 45%


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